                                                                    Exhibit 10.1

                           FIVE YEAR CREDIT AGREEMENT

                            Dated as of June 30, 2005

          YORK INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") and issuers of letters of credit ("Initial Issuing Banks") listed on Schedule I hereto, and CITIBANK, N.A. ("Citibank"), as the administrative agent (the "Agent") for the Lenders (as hereinafter defined), JPMORGAN CHASE BANK, N.A., as syndication agent, THE BANK OF TOKYO-MITSUBISHI, LTD., BANK OF AMERICA, N.A., BNP PARIBAS, NORDEA BANK FINLAND PLC and WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agents, and CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES INC., as joint lead arrangers and joint book managers, agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance" means a Revolving Credit Advance, a Competitive Bid Advance or a Swing Line Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at Two Penns Way, New Castle, Delaware 19720, Account No. 36852248, Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Foreign Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

          "Applicable Margin" means as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

--------------------------------------------------------------------------------------------
Public Debt Rating                 Applicable Margin for          Applicable Margin for
S&P/Moody's                        Base Rate Advances         Eurocurrency Rate Advances
--------------------------------------------------------------------------------------------
Level 1
BBB+ or Baa1 or above                    0.000%                         0.350%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Public Debt Rating                 Applicable Margin for          Applicable Margin for
S&P/Moody's                        Base Rate Advances         Eurocurrency Rate Advances
--------------------------------------------------------------------------------------------
Level 2
BBB or Baa2                              0.000%                         0.600%

--------------------------------------------------------------------------------------------
Level 3
BBB- and Baa3                            0.000%                         0.675%
--------------------------------------------------------------------------------------------
Level 4
BBB- or Baa3                             0.125%                         0.775%
--------------------------------------------------------------------------------------------
Level 5
BB+ or Ba1                               0.375%                         1.000%
--------------------------------------------------------------------------------------------
Level 6
Lower than Level 5                       0.750%                         1.200%
--------------------------------------------------------------------------------------------


          "Applicable Percentage" means, as of any date a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

--------------------------------------------------------------
Public Debt Rating                       Applicable
S&P/Moody's                              Percentage
--------------------------------------------------------------
Level 1
BBB+ or Baa1 or above                       0.100%
--------------------------------------------------------------
Level 2
BBB or Baa2                                 0.150%
--------------------------------------------------------------
Level 3
BBB- and Baa3                               0.200%
--------------------------------------------------------------
Level 4
BBB- or Baa3                                0.225%
--------------------------------------------------------------
Level 5
BB+ or Ba1                                  0.250%
--------------------------------------------------------------
Level 6
Lower than Level 5                          0.300%
--------------------------------------------------------------


          "Applicable Utilization Fee" means, as of any date that the aggregate principal amount of the Advances plus the aggregate Available Amount of the Letters of Credit outstanding exceed 50% of the aggregate Revolving Credit Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

--------------------------------------------------------------
Public Debt Rating                       Applicable
S&P/Moody's                              Percentage
--------------------------------------------------------------
Level 1
BBB+ or Baa1 or above                       0.100%
--------------------------------------------------------------
Level 2
BBB or Baa2                                 0.125%
--------------------------------------------------------------
Level 3
BBB- and Baa3                               0.125%
--------------------------------------------------------------
Level 4
BBB- or Baa3                                0.125%
--------------------------------------------------------------
Level 5
BB+ or Ba1                                  0.125%
--------------------------------------------------------------
Level 6
Lower than Level 5                          0.250%
--------------------------------------------------------------

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Bankruptcy Law" means any proceeding of the type referred to in
     Section 6.01(e) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

              (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

              (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

              (c) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance denominated in Dollars that bears interest as provided in Section 2.08(a)(i).

          "Borrowers" means, collectively, the Company and the Designated Subsidiaries from time to time.

          "Borrowing" means a Revolving Credit Borrowing, a Competitive Bid Borrowing or a Swing Line Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances or LIBO Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advances or LIBO Rate Advances, on which (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

          "Commitment" means a Revolving Credit Commitment, a Letter of Credit Commitment or a Swing Line Commitment.

          "Committed Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, Euros and any other currencies freely transferable into Dollars and made available by all Lenders.

          "Company Information" has the meaning specified in Section 9.08.

          "Competitive Bid Advance" means an advance by a Lender to a Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.04 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

          "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.04.

          "Competitive Bid Note" means a promissory note of a Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender to such Borrower.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Consolidated Net Interest Expense" means (a) until the Redemption Date, consolidated interest expense net of interest income and (b) thereafter, consolidated interest expense, in each case as reported on the consolidated statements of income of the Company.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.09 or 2.10 or a continuation of a Revolving Credit Advance as the same Type for an additional Interest Period.

          "Covenant Debt" means (a) until the Redemption Date, the sum of, without duplication, (i) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of the Company and its Subsidiaries, plus (ii) Debt of the Company and its Subsidiaries of the type described in clause (f) of the definition of "Debt" plus (iii) the portion of any item that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of any Person that is guaranteed by the Company and its Subsidiaries minus (iv) domestic cash in excess of $2,500,000 as reflected on the consolidated balance sheet of the Company and (b) on and after the Redemption Date, the sum of the amounts described in clauses (i), (ii) and (iii) above.

          "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) the portion of the cash purchase price related to the purchase of accounts receivable from such Person (including without limitation, in the case of the Company, the cash proceeds received from time to time from the sale of the Company's accounts receivable) that shall not have been recovered by the purchaser thereof (excluding up to $75,000,000 of receivables owing by foreign obligors that are sold by the Company and its Subsidiaries), (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) all obligations of such Person in respect of

     Hedge Agreements, (i) all Debt of others referred to in clauses (a) through
     (h) above or clause (j) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, the amount of such Debt being the lesser of the amount of the obligations secured by such Lien and the fair market value of the assets subject to such Lien.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Designated Subsidiary" means any direct or indirect wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.09.

          "Designation Agreement" means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit E hereto signed by such Designated Subsidiary and the Company.

          "Dollars" and the "$" sign each means lawful currency of the United States of America.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

          "EBITDA" means, for any Person for any period, net income (or net loss) plus the sum of (a) Consolidated Net Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, and (e) any extraordinary or non-recurring losses (in the case of the Company and its Subsidiaries, inclusive of losses related to Statement of Financial Accounting Standards No. 142 and No. 144 in an aggregate amount not to exceed $350,000,000) minus any extraordinary or non-recurring gains, for such period in each case determined for such Person in accordance with GAAP.

          "Effective Date" has the meaning specified in Section 3.01.

          "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; or (iii) any other Person approved by the Agent, each Issuing Bank and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Company, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation,
     (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, natural resources or, to the extent related to exposure to Hazardous Materials, health or safety, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equivalent" in Dollars of any Foreign Currency on any date, means the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Foreign Currency in London prior to 11:00 A.M. (London time) on such date and (ii) in any Foreign Currency of Dollars on any date, means the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Foreign Currency for Dollars in London prior to 11:00 A.M. (London time) on such date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
     (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.


          "EURIBO Rate" means, for any Interest Period, the rate appearing on Page 248 of the Moneyline Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.09).

          "Euro" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

          "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a)(i) in the case of any Revolving Credit Advance denominated in Dollars or any Committed Currency other than Euro, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Committed Currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or, (ii) in the case of any Revolving Credit Advance denominated in Euros, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

          "Eurocurrency Rate Advance" means a Revolving Credit Advance denominated in Dollars or a Committed Currency that bears interest as provided in Section 2.08(a)(ii).

          "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fixed Rate Advances" has the meaning specified in Section 2.04(a)(i), which Advances shall be denominated in Dollars or in any Foreign Currency.

          "Foreign Currency" means any Committed Currency and any other lawful currency (other than Dollars) that is freely transferable or convertible into Dollars.

          "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction other than the United States of America or any political subdivision thereof.

          "GAAP" has the meaning specified in Section 1.03.

          "Guaranteed Obligations" has the meaning specified in Section 7.01.

          "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Information Memorandum" means the information memorandum dated June, 2005 used by the Agent in connection with the syndication of the Revolving Credit Commitments, as supplemented by reports of the Company filed with the Securities and Exchange Commission prior to June 9, 2005.

          "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, and subject to clause (c) of this definition, nine or twelve months, as the applicable Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

              (a) the Borrowers may not select any Interest Period that ends after the Termination Date;

              (b) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

              (c) in the case of any such Revolving Credit Borrowing, the Borrowers shall not be entitled to select an Interest Period having duration of nine or twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Revolving Credit Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Revolving Credit Borrowing shall be one, two, three or six months, as specified by the Borrower requesting such Revolving Credit Borrowing in the applicable Notice of Revolving Credit Borrowing as the desired alternative to an Interest Period of nine or twelve months;

              (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

              (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Interim Financial Statements" has the meaning specified in Section 4.01(e).

          "Issuance" with respect to any Letter of Credit means the issuance, amendment, renewal or extension of such Letter of Credit.

          "Issuing Bank" means an Initial Issuing Bank or any Lender designated as an "Issuing Bank" hereunder by written notice to such effect to the Agent by the Company and such Lender so long as such Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register).

          "L/C Cash Deposit Account" means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

          "L/C Related Documents" has the meaning specified in Section
     2.07(b)(i).

          "Lenders" means each Initial Lender, each Issuing Bank and each Person that shall become a party hereto pursuant to Section 9.07.

          "Letter of Credit" has the meaning specified in Section 2.01(b).

          "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

          "Letter of Credit Commitment" means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrowers and their specified Subsidiaries in (a) the amount set forth opposite the Issuing Bank's name on Schedule I hereto or
     (b) in the notice
     designating such Issuing Bank as an Issuing Bank hereunder, in each case as such amount may be reduced prior to such time pursuant to Section 2.06.

          "Letter of Credit Facility" means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time, (b) $200,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a)(i) in the case of any Competitive Bid Borrowing denominated in Dollars or any Foreign Currency other than Euros, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Foreign Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Foreign Currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or (ii) in the case of any Competitive Bid Borrowing denominated in Euros, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
     Section 2.09.

          "LIBO Rate Advances" means a Competitive Bid Advance denominated in Dollars or in any Foreign Currency and bearing interest based on the LIBO Rate.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property; provided, however, that no transfer of assets that is treated as a sale in accordance with GAAP shall be deemed to constitute a Lien for purposes of this Agreement.

          "Loan Document" means this Agreement and the Notes (if any).

          "Local Rate Advance" means a Competitive Bid Advance denominated in any Foreign Currency sourced from the jurisdiction of issuance of such Foreign Currency and bearing interest at a fixed rate.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Company or the Company and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Company or the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Company to perform its obligations under this Agreement or any Note.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Worth" means, on any date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on a Consolidated balance sheet of the Company and its Subsidiaries at such date, adjusted to exclude (x) accumulated foreign currency translation adjustments and, (y) accumulated losses related to Statement of Financial Accounting Standards No. 142 and No. 144 in an aggregate amount not to exceed $350,000,000.

          "Non-Material Subsidiary" means any Subsidiary of the Company the aggregate book value of the assets of which do not exceed 10% of the Consolidated shareholders' equity of the Company.

          "Note" means a Revolving Credit Note or a Competitive Bid Note.

          "Notice of Competitive Bid Borrowing" has the meaning specified in
     Section 2.04(a).

          "Notice of Issuance" has the meaning specified in Section 2.03(a).

          "Notice of Revolving Credit Borrowing" has the meaning specified in
     Section 2.02(a).

          "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

          "OFAC" means the U.S. Department of Treasury's Office of Foreign Assets Control.

          "OFAC Sanctions" shall mean the sanctions enforced by U.S. Department of the Treasury's Office of Foreign Assets Control.

          "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

          "Payment Office" means, for any Foreign Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes and (e) Liens securing performance of bids, trade contracts (other than for borrowed money), leases, surety and appeal bonds, performance bonds and similar obligations incurred in the ordinary course of business or securing commercial letters of credit issued in respect of the importation of goods in the ordinary course of business.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.


          "Post-Petition Interest" has the meaning specified in Section 7.05.

          "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company (and, if either such rating agency has issued more than one such rating, the lowest thereof). For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level above the lower of such levels; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and
     (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Ratable Share" means, with respect to any Lender at any time, a fraction the numerator of which is such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

          "Redemption Date" means the date that the Company's public 6.625% senior notes due 2006 are paid in full.

          "Reference Banks" means Citibank, JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch.

          "Register" has the meaning specified in Section 9.07(d).

          "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Revolving Credit Commitments.

          "Revolving Credit Advance" means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

          "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders.

          "Revolving Credit Borrowing Minimum" means, in respect of Revolving Credit Advances denominated in Dollars, $10,000,000, in respect of Revolving Credit Advances denominated in Sterling, Pound Sterling10,000,000, in respect of Revolving Credit Advances denominated in Euros, Euro10,000,000 and, in respect of any other Committed Currency, the approximate Equivalent to $10,000,000, rounded up to the nearest 1,000,000 units of such currency.

          "Revolving Credit Borrowing Multiple" means, in respect of Revolving Credit Advances denominated in Dollars, $1,000,000, in respect of Revolving Credit Advances denominated in Sterling, Pound Sterling1,000,000, in respect of Revolving Credit Advances denominated in Euros, Euro1,000,000 and, in respect of any other Committed Currency, the approximate Equivalent to $1,000,000, rounded up to the nearest 100,000 units of such currency.

          "Revolving Credit Commitment" means as to any Lender (a) the Dollar amount set forth opposite such Lender's name on Schedule I hereto as such Lender's "Revolving Credit Commitment" or (b) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced pursuant to Section 2.06.

          "Revolving Credit Facility" means the aggregate of the Revolving Credit Commitments.

          "Revolving Credit Note" means a promissory note of a Borrower payable to the order of any Lender, delivered pursuant to a request made under
     Section 2.17 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances and Swing Line Advances made by such Lender to such Borrower.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "Single Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Sub-Agent" means Citibank International plc.

          "Subordinated Obligations" has the meaning specified in Section 7.05.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Swing Line Advance" means an advance made by any Swing Line Bank pursuant to Section 2.01(c) or any Lender pursuant to Section 2.02(b).

          "Swing Line Bank" means Citibank or any Lender designated as a "Swing Line Bank" hereunder by written notice to such effect to the Agent by the Company and such Lender so long as such Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register).

          "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by any Swing Line Bank.

          "Swing Line Commitment" means with respect to any Swing Line Bank at any time the amount set forth opposite such Swing Line Bank's name on
     Schedule I hereto, as such amount may be reduced pursuant to Section 2.06.

          "Termination Date" means the earlier of June 30, 2010 and the date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01.

          "Unissued Letter of Credit Commitment" means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Company or its specified Subsidiaries in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

          "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances (based in respect of any Revolving Credit Advance denominated in a Committed Currency by reference to the Equivalent thereof in Dollars at such time) made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Revolving Credit Advances made by each Issuing Bank pursuant to Section 2.03(c) that have not been ratably funded by such Lender and outstanding at such time, (C) the aggregate principal amount of all Swing Line Advances then outstanding and (D) the aggregate principal amount of all Competitive Bid Advances (based in respect of any Competitive Bid Advance denominated in a Foreign Currency by reference to the Equivalent thereof in Dollars at such time) outstanding at such time.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the audited financial statements of the Company as of December 31, 2004 ("GAAP").

                                   ARTICLE II

            AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

          SECTION 2.01. The Advances and Letters of Credit. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount (based in respect of any Revolving Credit Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) not to exceed such Lender's Unused Revolving Credit Commitment. Each Revolving Credit Borrowing shall be in an amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and shall consist of Revolving Credit Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit

Commitment, any Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.11 and reborrow under this Section 2.01(a).

          (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, in reliance upon the agreements of the other Lenders set forth in this Agreement, to issue letters of credit (each, a "Letter of Credit") denominated in Dollars for the account of any Borrower and its specified Subsidiaries from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than 10 Business Days before the Termination Date. Within the limits referred to above, the Borrowers may from time to time request the Issuance of Letters of Credit under this
Section 2.01(b). Each letter of credit listed on Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided than any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement.

          (c) The Swing Line Advances. Each Swing Line Bank severally agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances denominated in Dollars to any Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $25,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Advance not to exceed the Unused Revolving Credit Commitments of the Lenders on such Business Day. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrowers may borrow under this Section 2.01(c), prepay pursuant to Section 2.11 and reborrow under this Section 2.01(c).

          SECTION 2.02. Making the Advances. (a) Except as otherwise provided in
Section 2.03(c), each Revolving Credit Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by any Borrower to the Agent (and, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing,
(iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Revolving Credit Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Revolving Credit Borrowing at the Agent's address referred to in
Section 9.02 or at the applicable Payment Office, as the case may be; provided, however, that, if such Borrowing is denominated in Dollars, the Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances made by the Swing Line Banks and by any other Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Banks and such other Lenders for repayment of such Swing Line Advances.

          (b) Each Swing Line Borrowing shall be made on notice, given not later than 3:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing by the applicable Borrower to each Swing Line Bank and the Agent, of which the Agent shall give prompt notice to the Lenders. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed at once in writing, or telecopier, specifying therein the requested
(i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the fifth Business Day after the requested date of such Borrowing). Each Swing Line Bank shall, before 5:00 P.M. (New York City time) on the date of such Swing Line Borrowing, make such Swing Line Bank's ratable portion of such Swing Line Borrowing available (based on the respective Swing Line Commitments of the Swing Line Banks) to the Agent at the Agent's Account, in same day funds. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Agent will make such funds available to the applicable Borrower at the Agent's address referred to in Section 9.02. Upon written demand by any Swing Line Bank with a Swing Line Advance, with a copy of such demand to the Agent, each other Lender will purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such other Lender, such other Lender's Ratable Share of such outstanding Swing Line Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Swing Line Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. Each Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Ratable Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by Swing Line Bank to any other Lender of a portion of a Swing Line Advance, such Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, this Agreement, the Notes or the Borrowers. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such Lender is required to have made such amount available to the Agent until the date such amount is paid to the Agent, at the Federal Funds Rate. If such Lender shall pay to the Agent such amount for the account of such Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by such Swing Line Bank shall be reduced by such amount on such Business Day.

          (c) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrowers may not select Eurocurrency Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than the Revolving Credit Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to
Section 2.09 or 2.13 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than ten separate Revolving Credit Borrowings.

          (d) Each Notice of Revolving Credit Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower requesting the Borrowing. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

          (e) Unless the Agent shall have received notice from a Lender or a Swing Line Bank prior to the time of any Revolving Credit Borrowing or Swing Line Borrowing, as the case may be, that such Lender or Swing Line Bank will not make available to the Agent such Lender's or Swing Line Bank's ratable portion of such Revolving Credit Borrowing or Swing Line Borrowing, as the case may be, the Agent may assume that such Lender or Swing Line Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02, as applicable, and the Agent may, in reliance upon such assumption, make available to the Borrower requesting the Borrowing on such date a corresponding amount. If and to the extent that such Lender or Swing Line Bank shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to the Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender or Swing Line Bank, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender or Swing Line Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's or Swing Line Bank's Advance as part of such Borrowing for purposes of this Agreement.

          (f) The failure of any Lender or Swing Line Bank to make the Revolving Credit Advance or Swing Line Advance to be made by it as part of any Borrowing shall not relieve any other Lender or Swing Line Bank of its obligation, if any, hereunder to make its Revolving Credit Advance or Swing Line Advance on the date of such Revolving Credit Borrowing or Swing Line Borrowing as the case may be, but no Lender or Swing Line Bank shall be responsible for the failure of any other Lender or Swing Line Bank to make the Revolving Credit Advance or Swing Line Advance to be made by such other Lender or Swing Line Bank on the date of any Revolving Credit Borrowing or Swing Line Borrowing, as the case may be.

          SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by any Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof. Each such notice by a Borrower of Issuance of a Letter of Credit (a "Notice of Issuance") shall be by telecopier or telephone, confirmed immediately in writing, specifying therein the requested (A) date of such Issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit (which shall not be later than 10 Business Days before the Termination Date), (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, such Letter of Credit shall be issued pursuant to such application and agreement for letter of credit as such Issuing Bank and the applicable Borrower shall agree for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion (it being understood that any such form shall have only explicit documentary conditions to draw and shall not include discretionary conditions), such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Section 3.04, make such Letter of Credit available to the applicable Borrower at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such Issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Participations. By the Issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing or decreasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Ratable Share of the Available Amount of such Letter of Credit. Each Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the applicable Borrower on the date made, or of any reimbursement payment required to be refunded to such Borrower for any reason, which amount will be advanced, and deemed to be an Advance to such Borrower hereunder, regardless of the satisfaction of the conditions set forth in Section 3.04. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Ratable Share of the Available Amount of such Letter of Credit at each time such Lender's Revolving Credit Commitment is amended pursuant to an assignment in accordance with Section 9.07 or otherwise pursuant to this Agreement.

          (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by the applicable Borrower on the date made shall constitute for all purposes of this Agreement the making by any such Issuing Bank of an Advance, which shall be a Base Rate Advance, in the amount of such draft, without regard to whether the making of such an Advance would exceed such Issuing Bank's Unused Revolving Credit Commitment. Each Issuing Bank shall give prompt notice of each drawing under any Letter of Credit issued by it to the applicable Borrower and the Agent. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the applicable Borrower, each Lender shall pay to the Agent such Lender's Ratable Share of such outstanding Advance pursuant to Section 2.03(b). Each Lender acknowledges and agrees that its obligation to make Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or
(ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Agent and each Lender (with a copy to the Company) on the first Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit and (B) to the Agent and each Lender (with a copy to the Company) on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

          (e) Failure to Make Advances. The failure of any Lender to make the Revolving Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

          SECTION 2.04. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrowers may make Competitive Bid Borrowings under this Section
2.04 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that the principal amount of each Competitive Bid Borrowing shall not exceed the aggregate amount of the Unused Revolving Credit Commitments of the Lenders.

          (i) Any Borrower may request a Competitive Bid Borrowing under this
     Section 2.04 by delivering to the Agent (and, in the case of a Competitive Bid Borrowing not consisting of Fixed Rate Advances or LIBO Rate Advances to be denominated in Dollars, simultaneously to the Sub-Agent), by telecopier, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such proposed Competitive Bid Borrowing, (B) aggregate amount of such proposed Competitive Bid Borrowing, (C) interest rate basis and day count convention to be offered by the Lenders, (D) currency of such proposed Competitive Bid Borrowing, (E) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances or Local Rate Advances, maturity date for repayment of each Fixed Rate Advance or Local Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (F) interest payment date or dates relating thereto, (G) location of the applicable Borrower's account to which funds are to be advanced and (H) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than (w) 8:00 A.M. (New York City time) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and that the Advances comprising such proposed Competitive Bid Borrowing shall be denominated in Dollars, (x) 10:00 A.M. (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in Dollars, (y) 10:00 A.M. (London time) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Borrowing shall be either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances and (z) 10:00 A.M. (London time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in any Foreign Currency. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower requesting such Competitive Bid Borrowing. The Agent or the Sub-Agent, as the case may be, shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from a Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the applicable Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent or the Sub-Agent, as the case may be (which shall give prompt notice thereof to such Borrower), (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, denominated in Dollars, (C) before 12:00 noon (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances and (D) before 12:00 noon (London time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts or the Equivalent thereof in Dollars, as the case may be, of such proposed Competitive Bid may, subject to the proviso to the first sentence of this Section 2.04(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the applicable Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 10:00 A.M. (New York City time) or the Sub-Agent before 12:00 noon (London time) on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

          (iii) The Borrower requesting such Competitive Bid Borrowing shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in Dollars, (C) before 3:00 P.M. (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances and (D) before 3:00 P.M. (London time) on the third Business Day prior to the date of such Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, either:

               (x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

               (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent or to the Sub-Agent, as the case may be, of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the applicable Borrower by the Agent or the Sub-Agent, as the case may be, on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent or the Sub-Agent, as the case may be, notice to that effect. The Borrower requesting such Competitive Bid Borrowing shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

          (iv) If the Borrower requesting such Competitive Bid Borrowing notifies the Agent or the Sub-Agent, as the case may be, that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent or the Sub-Agent, as the case may be, shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

          (v) If the Borrower requesting such Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent or the Sub-Agent, as the case may be, shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent or the Sub-Agent, as the case may be, has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time), in the case of Competitive Bid Advances to be denominated in Dollars or 11:00 A.M. (London time), in the case of Competitive Bid Advances to be denominated in any Foreign Currency, on the date of such Competitive Bid Borrowing specified in the notice received from the Agent or the Sub-Agent, as the case may be, pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent or the Sub-Agent, as the case may be pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent (x) in the case of a Competitive Bid Borrowing denominated in Dollars, at its address referred to in Section 9.02, in same day funds, such Lender's portion of such Competitive Bid Borrowing in Dollars and (y) in the case of a Competitive Bid Borrowing in a Foreign Currency, at the Payment Office for such Foreign Currency as shall have been notified by the Agent to the Lenders prior thereto, in same day funds, such Lender's portion of such Competitive Bid Borrowing in such Foreign Currency. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the applicable Borrower at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing and the dates upon which such Competitive Bid Borrowing commenced and will terminate.

          (vi) If the Borrower requesting such Competitive Bid Borrowing notifies the Agent or the Sub-Agent, as the case may be, that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. The Borrower requesting such Competitive Bid Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in
     Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

          (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrowers shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

          (c) Within the limits and on the conditions set forth in this Section 2.04, the Borrowers may from time to time borrow under this Section 2.04, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.04, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

          (d) The Borrower requesting such Competitive Bid Borrowing shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The applicable Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

          (e) The Borrower requesting such Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection
(a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, the applicable Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

          (f) The indebtedness of the applicable Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of such Borrower payable to the order of the Lender making such Competitive Bid Advance.

          SECTION 2.05. Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2005, and on the Termination Date.

          (b) Letter of Credit Fees. (i) Each Borrower shall pay to the Agent for the account of each Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit issued for the account of such Borrower and outstanding from time to time at a rate per annum equal to the sum of (x) the Applicable Margin for Eurocurrency Rate Advances in effect from time to time during such calendar quarter plus (y) the Applicable Utilization Fee in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing with the quarter ended September 30, 2005, and on the Termination Date; provided that the Applicable Margin shall be 2% above the Applicable Margin in effect upon the occurrence and during the continuation of an Event of Default if such Borrower is required to pay default interest pursuant to Section 2.08(b).

          (ii) Each Borrower shall pay to each Issuing Bank, for its own account, a fronting fee and such other commissions, issuance fees, transfer fees and other fees and charges in connection with the Issuance or administration of each Letter of Credit as such Borrower and such Issuing Bank shall agree.

          (c) Agent's Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

          SECTION 2.06. Termination or Reduction of the Commitments. The Company shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Revolving Credit Commitments or the Unissued Letter of Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

          SECTION 2.07. Repayment of Advances and Letter of Credit Drawings. (a) Revolving Credit Advances. Each Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances made to it and then outstanding.

          (b) Letter of Credit Drawings. The obligations of each Borrower under any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit issued for the account of such Borrower shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by such Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by such Borrower thereof):

          (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of such Borrower in respect of the L/C Related Documents; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.

          (c) Swing Line Advances. Each Borrower shall repay to the Agent for the ratable account of the Swing Line Banks and each other Lender which has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made to it by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than five Business Days after the requested date of such Borrowing) and the Termination Date.

          SECTION 2.08. Interest on Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance and Swing Line Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance and for each Swing Line Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full or Swing Line Advance is paid in full.

          (ii) Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

          (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest ("Default Interest") on (i) the unpaid principal amount of each Revolving Credit Advance and Swing Line Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause
(a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

          SECTION 2.09. Interest Rate Determination. (a) Each Reference Bank agrees, if requested by the Agent, to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.08(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.08(a)(ii).

          (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Company and the Lenders, whereupon (A) the Borrower of such Eurocurrency Rate Advances will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

          (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor,
(i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

          (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Revolving Credit Borrowing Minimum, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

          (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and
(B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

          (f) If Moneyline Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate or LIBO Rate for any Eurocurrency Rate Advances or LIBO Rate Advances after the Agent has requested such information,

          (i) the Agent shall forthwith notify the applicable Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

          (ii) with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the applicable Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.10. Optional Conversion of Revolving Credit Advances. The Borrower of any Advance may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.09 and 2.13, Convert all Revolving Credit Advances denominated in Dollars of one Type comprising the same Borrowing into Revolving Credit Advances denominated in Dollars of the same or the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances, whether into Eurocurrency Rate Advances with a new Interest Period or into Base Rate Advances, shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(c). Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Dollar denominated Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

          SECTION 2.11. Prepayments of Revolving Credit Advances and Swing Line Advances. (a) Optional. Each Borrower may, upon notice at least three Business Days' prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment of Revolving Credit Advances shall be in an aggregate principal amount of not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof, (y) each partial prepayment of Swing Line Advances shall be in an aggregate principal amount of not less than $1,000,000 and (z) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

          (b) Mandatory. (i) If, on any date, the Agent notifies the Company that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus the aggregate Available Amount of all Letters of Credit then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Foreign Currencies then outstanding exceeds 103% of the aggregate Commitments of the Lenders on such date, the Borrowers shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date.

          (ii) Each prepayment made pursuant to this Section 2.11(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.11(b) to the Company and the Lenders.

          SECTION 2.12. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or LIBOR Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.12 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.15 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company shall not be required to compensate such Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the event giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further that, if the event giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or LIBO Rate Advances in Dollars or any Committed Currency or to fund or maintain Eurocurrency Rate Advances or LIBO Rate Advances in Dollars or any Foreign Currency hereunder, (a) each Eurocurrency Rate Advance or LIBO Rate Advance, as the case may be, will automatically, at the end of the applicable Interest Period then in effect if permitted and otherwise upon such demand (i) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (ii) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in any Foreign Currency, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.14. Payments and Computations. (a) Each Borrower shall make each payment hereunder (except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency), irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. Dollars to the Agent at the applicable Agent's Account in same day funds. Each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (at the Payment Office for such Foreign Currency) on the day when due in such Foreign Currency to the Agent, by deposit of such funds to the applicable Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.04, 2.05(b), 2.12, 2.15 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate or in respect of Fixed Rate Advances and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Foreign Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (d) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Foreign Currencies.

          (e) To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.14, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Foreign Currency or from Dollars to a Foreign Currency or from a Foreign Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this
Section 2.14; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.14(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that the Borrowers agree to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.14(f).

          SECTION 2.15. Taxes. (a) Any and all payments by each Borrower to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with
Section 2.14 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future withholding taxes, including levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder, but excluding all other United States federal taxes other than withholding taxes (hereinafter referred to as "Other Taxes").

          (c) Each Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.15) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent. In the case of any payment hereunder or under the Notes or any other documents to be delivered hereunder by or on behalf of such Borrower through an account or branch outside the United States or by or on behalf of such Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, a certificate from the appropriate taxing authority or an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Company with two original Internal Revenue Service Forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignor on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Company with the appropriate form, certificate or other document described in Section 2.15(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Company shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

          SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances or Swing Line Advances owing to it (other than (x) as payment of an Advance made by a Revolving Credit Issuing Bank pursuant to the first sentence of Section 2.03(c),
(y) as a payment of a Swing Line Advance made by a Swing Line Bank that has not been participated to the other Lenders pursuant to Section 2.02(b) or (z) pursuant to Section 2.12, 2.15 or 9.04(c)) in excess of its Ratable Share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

          SECTION 2.17. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance and each Swing Line Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of such Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances and Swing Line Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

          (b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Revolving Credit Borrowing and each Swing Line Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from such Borrower hereunder and each Lender's share thereof.

          (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

          SECTION 2.18. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of such Borrower and its Subsidiaries.

                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.04. Sections 2.01 and 2.04 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

          (a) There shall have occurred no Material Adverse Change since December 31, 2004, except as disclosed in the Interim Financial Statements.

          (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Company and its Subsidiaries as they shall have requested.

          (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

          (e) The Company shall have notified the Agent, who will promptly notify each Lender, in writing as to the proposed Effective Date.

          (f) The Company shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

          (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

               (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date,

               (ii) No event has occurred and is continuing that constitutes a Default, and

               (iii) The Company has terminated the commitments of the lenders and repaid or prepaid in full all amounts outstanding under (A) the 364-Day Revolving Credit Agreement dated as of March 11, 2005 among the Company, the lenders parties thereto and Citibank, N.A., as agent, and (B) the Five Year Revolving Credit Agreement dated as of May 29, 2001 among the Company, the lenders parties thereto and Citibank, N.A., as agent.

               By execution of this Agreement, each of the Lenders that is a lender under the credit agreement referred to in clause (iii) above hereby waives the requirement set forth in Section 2.06 of each such credit agreement of three business days' prior notice to the termination of their commitments thereunder.

          (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

               (i) The Revolving Credit Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.17.

               (ii) Certified copies of the resolutions of the Board of Directors of the Company approving the Loan Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

               (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign the Loan Documents and the other documents to be delivered hereunder.

               (iv) A favorable opinion of each of Jane G. Davis, Vice President, Secretary and General Counsel of the Borrower, and Miles & Stockbridge P.C., counsel for the Borrower, substantially in the form of Exhibit D-1 and Exhibit D-2 hereto, respectively, and as to such other matters as any Lender through the Agent may reasonably request.

               (v) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

          (i) The Borrower shall have terminated the commitments, and paid in full all Debt, interest, fees and other amounts outstanding, under (i) the $200,000,000 364-Day Credit Agreement dated as of March 11, 2005 among the Borrower, the lenders parties thereto and Citibank, N.A., as administrative agent, and (ii) the $400,000,000 Five Year Credit Agreement dated as of May 29, 2001 among the Borrower, the lenders parties thereto and Citibank, N.A., as administrative agent. Each of the Lenders that is a party to the either of the above described credit agreements, by execution hereof, hereby waives the requirement of prior notice to the termination of the commitments thereunder.

          SECTION 3.02. Initial Advance to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary is subject to the receipt by the Agent on or before the date of such initial Advance of each of the following, in form and substance reasonably satisfactory to the Agent and dated such date, and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

          (a) The Revolving Credit Notes of such Designated Subsidiary to the order of the Lenders to the extent requested by any Lender pursuant to
     Section 2.17.

          (b) Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

          (c) A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign its Designation Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.

          (d) A certificate signed by a duly authorized officer of the Company, certifying that such Designated Subsidiary has obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Designated Subsidiary to execute and deliver its Designation Agreement and the Notes to be delivered by it and to perform its obligations hereunder and thereunder.

          (e) A Designation Agreement duly executed by such Designated Subsidiary and the Company.

          (f) Favorable opinions of counsel (which may be in-house counsel) to such Designated Subsidiary substantially in the form of Exhibit D hereto, and as to such other matters as any Lender through the Agent may request.

          (g) Such other approvals, opinions or documents as any Lender, through the Agent may reasonably request.

          SECTION 3.03. Conditions Precedent to Each Revolving Credit Borrowing, each Swing Line Borrowing and Each Issuance. The obligation of each Lender and each Swing Line Bank to make an Advance (other than (x) a Swing Line Advance made by a Lender pursuant to Section 2.02(b), (y) an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c) or (z) a Competitive Bid Advance) on the occasion of each Borrowing and the obligation of each Issuing Bank to issue a Letter of Credit shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or such Issuance (as the case may be) (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by any Borrower of the proceeds of such Borrowing or such Issuance shall constitute a representation and warranty by such Borrower that on the date of such Borrowing or such Issuance such statements are true):

          (i) the representations and warranties contained in Section 4.01 (except the representations set forth in the last sentence of subsection
     (e) thereof and in subsection (f)(i) thereof) are correct on and as of such date, before and after giving effect to such Borrowing or such Issuance and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Borrowing or Issuance shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of such Borrowing or such Issuance, before and after giving effect to such Borrowing or such Issuance and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) no event has occurred and is continuing, or would result from such Borrowing or such Issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

          SECTION 3.04. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (a) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (b) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.04, and (c) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the applicable Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

          (i) the representations and warranties contained in Section 4.01 (except the representations set forth in the last sentence of subsection
     (e) thereof and in subsection (f)(i) thereof) are correct on and as of such date, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

          (iii) no event has occurred and no circumstance exists as a result of which the information concerning the Company that has been provided to the Agent and each Lender by the Company in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 3.05. Determinations Under Sections 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections
3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date or the date of the initial Advance to the applicable Designated Subsidiary, as the case may be, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date and each date of initial Advance to a Designated Subsidiary, as applicable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The execution, delivery and performance by the Company of the Loan Documents and the consummation of the transactions contemplated hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Company.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of the Loan Documents.

          (d) This Agreement has been, and each of the other Loan Documents when delivered hereunder will have been, duly executed and delivered by the Company. This Agreement is, and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (e) The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2004, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2005, and the related Consolidated statements of income and cash flows (together with said balance sheet, the "Interim Financial Statements") of the Company and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Company, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 2005, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2004, there has been no Material Adverse Change, except as disclosed in the Interim Financial Statements.

          (f) There is no pending or, to the knowledge of the Company, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (g) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (h) The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.


                                   ARTICLE V
                            COVENANTS OF THE COMPANY

          SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, the Company will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that (i) does not singly or in the aggregate exceed $25,000,000 or (ii) is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

          (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that (i) the Company and its Subsidiaries may consummate any transaction permitted under Section 5.02(b), (ii) any Non-Material Subsidiary will not be subject to this Section 5.01(d) and (iii) neither the Company nor any of its Subsidiaries shall be required to preserve any right or franchise or, in the case of any Non-Material Subsidiary, its existence, if the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Company, such Subsidiary or the Lenders.

          (e) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates (other than the Company and its Subsidiaries) on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, except for transactions with joint ventures in which the Company owns, directly or indirectly, an interest of at least 20%, which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (i) Reporting Requirements. Furnish to the Lenders:

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer or treasurer of the Company as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer or treasurer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, acceptable to the Required Lenders by KPMG LLP or other independent public accountants of nationally recognized standing and certificates of the chief financial officer or treasurer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

               (iii) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer or treasurer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

               (iv) promptly after the sending or filing thereof, copies of all reports that the Company sends to any of its securityholders, and copies of all reports and registration statements that the Company or any Subsidiary files with the Securities and Exchange Commission;

               (v) promptly after the commencement (or, if later, promptly after the Company becomes aware) thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(f);

               (vi) promptly after the Company becomes aware thereof, notice of a development or event which could reasonably be expected to have a Material Adverse Effect; and

               (vii) such other information respecting the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

          (j) Change in Nature of Business. Continue, and cause its Subsidiaries to continue, to engage in business of the same general type as conducted by it and its Subsidiaries, taken as a whole, on the date hereof.

          SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, the Company will not:

          (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

               (i) Permitted Liens and Liens on assets of Subsidiaries of the Company for the benefit of other Subsidiaries of the Company or for the benefit of the Company,

               (ii) purchase money Liens upon or in any assets acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such assets or to secure Debt incurred solely for the purpose of financing the acquisition of such assets, or Liens existing on such assets at the time of or substantially contemporaneously with its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such assets) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the assets being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

               (iii) the Liens existing on the Effective Date and described on
          Schedule 5.02(a) hereto,

               (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary,

               (v) the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby,

               (vi) Liens on cash deposits, certificates of deposit or other similar financial institution obligations securing indebtedness to a financial institution or its affiliates (which indebtedness may be in a different currency from the cash deposits, certificates of deposit or other financial institution obligations) in amounts substantially equal in value (determined at the time the Lien is created) to the cash deposits, certificates of deposit or other financial institution obligations,

               (vii) Liens on the L/C Cash Deposit Account,

               (viii) Liens on any capital stock which is not Voting Stock, and on not more than 20% of the Voting Stock, of any Foreign Subsidiary securing Debt of the Company or any Foreign Subsidiary in an aggregate amount at any time outstanding for the Company and all Foreign Subsidiaries not to exceed 25% of Net Worth; and

               (ix) Liens not otherwise permitted by this Section 5.02(a) securing obligations in an aggregate amount not to exceed 10% of Net Worth.

          (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Company may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Company, (ii) any Subsidiary of the Company may merge into or dispose of assets to the Company and (iii) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets in connection with an investment in a joint venture engaged in a business of the same general type as that engaged in by the Company and its Subsidiaries, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and provided, further, that any Non-Material Subsidiary of the Company shall not be subject to this Section 5.02(b).

          (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

          SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, the Company will:

          (a) Interest Coverage Ratio. Maintain a ratio of Consolidated EBITDA of the Company and its Subsidiaries for the period of four fiscal quarters most recently ended to Consolidated Net Interest Expense of the Company and its Subsidiaries for that period as reported on the Consolidated statements of income (or comparable statement) of not less than 3.50 : 1.00

          (b) Covenant Debt to Capital. Maintain a ratio of Consolidated Covenant Debt to the sum of Consolidated Covenant Debt plus Net Worth of not greater than 0.50 : 1.00, measured as of the end of each fiscal quarter.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or any Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within five Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by any Borrower herein or by any Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h) or (i), 5.02 or 5.03, or (ii) any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

          (d) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $25,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) The Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e), except that this paragraph (e) will not be applicable to any Non-Material Subsidiary; or

          (f) Judgments or orders for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Company or (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company) or

          (h) The Company or any of its ERISA Affiliates shall incur, or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability in excess of $25,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances (other than Advances to be made by a Lender pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to
Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any other Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Advances to be made by a Lender pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

          SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders and not more disadvantageous to the Borrowers than clause (a); provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, an amount equal to the aggregate Available Amount of all outstanding Letters of Credit shall be immediately due and payable to the Agent for the account of the Lenders without notice to or demand upon the Borrowers, which are expressly waived by each Borrower, to be held in the L/C Cash Deposit Account. If at any time an Event of Default is continuing the Agent determines that any funds held in the L/C Cash Deposit Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be returned to the Borrowers.

                                  ARTICLE VII

                                    GUARANTY

          SECTION 7.01. Unconditional Guaranty. The Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or any Lender in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by such Borrower to the Agent or any Lender under or in respect of this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

          SECTION 7.02. Guaranty Absolute. (a) The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The obligations of the Company under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of this Agreement, any Note or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement and the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement and the Notes or any other assets of any Borrower or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

          (f) any failure of the Agent or any Lender to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to the Agent or such Lender (the Company waiving any duty on the part of the Agent and the Lenders to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the Company or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

          SECTION 7.03. Waivers and Acknowledgments. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

          (b) The Company hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Company hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

          (d) The Company hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of its Subsidiaries now or hereafter known by the Agent or such Lender.

          (e) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

          SECTION 7.04. Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty,
(b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Agent and the Lenders, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and the Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Company shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Agent and the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Guaranty.

          SECTION 7.05. Subordination. The Company hereby subordinates any and all debts, liabilities and other obligations owed to the Company by any Borrower (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.05:

          (a) Prohibited Payments, Etc. Except during the continuance of an Event of Default under Section 6.01(e) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Company may receive regularly scheduled payments from such Borrower on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default under Section 6.01(e) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), however, unless the Required Lenders otherwise agree, the Company shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to such Borrower, the Company agrees that the Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before the Company receives payment of any Subordinated Obligations.

          (c) Turn-Over. After the occurrence and during the continuance of any Event of Default under Section 6.01(e) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Company shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Agent and the Lenders and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Company under the other provisions of this Guaranty.

          (d) Agent Authorization. After the occurrence and during the continuance of any Event of Default under Section 6.01(e) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Company, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and
     (ii) to require the Company (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

          SECTION 7.06. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07.

                                  ARTICLE VIII

                                    THE AGENT

          SECTION 8.01. Authorization and Action. Each Lender (in its capacities as a Lender and Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Company or any other Borrower pursuant to the terms of this Agreement.

          SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.07; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Company or any other Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or telegram) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Company or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

          SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05. Indemnification. (a) Each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, in its capacity as such, under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for such Lender's Ratable Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

          (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Ratable Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Company under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Company.

          (c) The failure of any Lender to reimburse the Agent or any Issuing Bank promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or any Issuing Bank for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or any Issuing Bank for such other Lender's Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. Each of the Agent and each Issuing Bank agrees to return to the Lenders their respective Ratable Shares of any amounts paid under this Section 8.05 that are subsequently reimbursed by the Company.

          SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 8.07. Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out duties of the Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Company, each other Borrower and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

          SECTION 8.08. Other Agents. Each Lender hereby acknowledges that neither the syndication agent, any documentation agent nor any other Lender designated as any "Agent" on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the aggregate Revolving Credit Commitments of the Lenders, (c) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder,
(d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release the Company from any of its obligations under
Article VII or (g) amend this Section 9.01; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note, (y) no amendment, waiver or consent shall, unless in writing and signed by each Swing Line Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Banks under this Agreement, and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

          SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered or
(y) as and to the extent set forth in Section 9.02(b) and in the proviso to this
Section 9.02(a), if to the Company or any other Borrower, at the Company's address at 631 South Richland Avenue, York, Pennsylvania 17403, Attention:
Treasurer, Telephone: (717) 771-7438, Fax: (717) 771-6843; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention:
Bank Loan Syndications Department; or, as to the Company or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent, provided that materials required to be delivered pursuant to Section 5.01(i)(i),
(ii) or (iv) shall be delivered to the Agent as specified in Section 9.02(b) or as otherwise specified to any Borrower by the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          (b) So long as Citibank or any of its Affiliates is the Agent, materials required to be delivered pursuant to Section 5.01(i)(i), (ii) and (iv) shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Company agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this

Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system reasonably approved by the Company (the "Platform"). The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

          (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

          SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. Costs and Expenses. (a) The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

          (b) The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or Letters of Credit, (ii) the actual or alleged presence of Hazardous Materials on any property of the Company or any of its Subsidiaries or any Environmental Action relating in any way to the Company or any of its Subsidiaries or (iii) any civil penalty or fine assessed by OFAC against the Agent, any Issuing Bank or any Lender as a result of conduct of any Borrower that violates any OFAC Sanctions, except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Company also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances. The Company further agrees to pay any civil penalty or fine assessed by OFAC against the Agent or any Lender and all reasonable costs and expenses (including, without limitation, reasonable counsel fees and expenses) incurred in connection with the defense thereof, as a result of making Advances or the acceptance of payments due under any Loan Document.

          (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance or LIBO Rate Advance is made by any Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(d) or
(e), 2.11 or 2.13, acceleration of the maturity of the Notes pursuant to Section
6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 9.07(a) or (ii) as a result of a payment or Conversion pursuant to Section 2.09, 2.11 or 2.13, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. If the amount of the Committed Currency purchased by any Lender in the case of a Conversion or exchange of Advances in the case of Section 2.09 or 2.13 exceeds the sum required to satisfy such Lender's liability in respect of such Advances, such Lender agrees to remit to the applicable Borrower such excess.

          (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.12, 2.15 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

          SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company or the applicable Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.04, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and assigns, except that neither the Company nor any other Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 9.07. Assignments and Participations. (a) Each Lender may with the consent of each Issuing Bank (which consent shall not be unreasonably withheld or delayed) and, if demanded by the Company (so long as no Default shall have occurred and be continuing and following a demand by such Lender pursuant to Section 2.12 or 2.15) upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Credit Advances owing to it, its participations in Letters of Credit and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement

(other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, unless the Company and the Agent otherwise agree (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon and any accrued fees and commissions to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Company, such recordation fee shall be payable by the Company except that no such recordation fee shall be payable in the case of an assignment made at the request of the Company to an Eligible Assignee that is an existing Lender and (viii) any Lender may, without the approval of the Company, any Issuing Bank and the Agent, assign all or a portion of its rights to any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.12, 2.15 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations (other than its obligations under Section 8.05 to the extent any claim thereunder relates to an event arising prior to such assignment) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Borrower or the performance or observance by the Company or any other Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company.

          (d) The Agent shall maintain at its address referred to in Section
9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and the other Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Credit Advances owing to it and any Revolving Credit Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Company , the other Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Company or any other Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Lender by or on behalf of the Company; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Company Information relating to the Company received by it from such Lender.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08. Confidentiality. Neither the Agent nor any Lender may disclose to any Person any information that the Company furnishes to the Agent or any Lender in a writing designated as confidential or that is otherwise specifically identified as being confidential (such information being referred to collectively herein as the "Company Information"), except that each of the Agent and each of the Lenders may disclose Company Information (i) to its and its affiliates' employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Company Information and will expressly agree to keep such Company Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority,
(iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement,
(v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.08, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Company Information

(A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.08 by the Agent or such Lender, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Company and (viii) with the written consent of the Company.

          SECTION 9.09. Designated Subsidiaries. (a) Designation. The Company may at any time, and from time to time, by delivery to the Agent of a Designation Agreement duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit D hereto, designate such Subsidiary as a "Designated Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

          (b) Termination. Upon the indefeasible payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary then, so long as at the time no Notice of Borrowing or Notice of Issuance in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly, and only upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

          SECTION 9.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

          (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Foreign Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

          (c) The obligation of any Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

          SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Designated Subsidiary hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the Company and each Designated Subsidiary hereby irrevocably appoints the Company its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Company and each Designated Subsidiary hereby further irrevocably consent to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Company at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction. To the extent that each Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.14. Substitution of Currency. If a change in any Foreign Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate and LIBO Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Foreign Currency had occurred.

          SECTION 9.15. No Liability of the Issuing Banks. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the applicable Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by such Issuing Bank's willful misconduct or gross negligence when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that nothing herein shall be deemed to excuse such Issuing Bank if it acts with gross negligence or willful misconduct in accepting such documents.

          SECTION 9.16. Patriot Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Agent, as applicable, to identify each Borrower in accordance with the Patriot Act. Each Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

          SECTION 9.17. Power of Attorney. Each Subsidiary of the Company may from time to time authorize and appoint the Company as its attorney-in-fact to execute and deliver (a) any amendment, waiver or consent in accordance with
Section 9.01 on behalf of and in the name of such Subsidiary and (b) any notice or other communication hereunder, on behalf of and in the name of such Subsidiary. Such authorization shall become effective as of the date on which such Subsidiary delivers to the Agent a power of attorney enforceable under applicable law and any additional information to the Agent as necessary to make such power of attorney the legal, valid and binding obligation of such Subsidiary.

          SECTION 9.18. Waiver of Jury Trial. Each of the Company, the other Borrowers, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                YORK INTERNATIONAL CORPORATION


                                By
                                   ---------------------
                                   Title:


                                CITIBANK, N.A.,
                                   as Agent


                                By
                                   ------------------------
                                   Title:

                                 Initial Lenders
                                 _______________

                              Administrative Agent
                              ____________________

                                           CITIBANK, N.A.

                                           By _______________________
                                              Name:
                                              Title:

                                Syndication Agent
                                _________________

                                           JPMORGAN CHASE BANK, N.A.

                                           By _______________________
                                              Name:
                                              Title:


                             Co-Documentation Agents
                             _______________________

                                           THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                           NEW YORK BRANCH

                                           By _______________________
                                              Name:
                                              Title:

                                           BANK OF AMERICA, N.A.

                                            By _______________________
                                               Name:
                                               Title:

                                           BNP PARIBAS

                                           By _______________________
                                              Name:
                                              Title:

                                           By _______________________
                                              Name:
                                              Title:

                                           NORDEA BANK FINLAND PLC

                                           By _______________________
                                              Name:
                                              Title:

                                           By _______________________
                                              Name:
                                              Title:

                                           WACHOVIA BANK, NATIONAL ASSOCIATION

                                           By _______________________
                                              Name:
                                              Title:

                                           Lenders
                                           _______

                                           DANSKE BANK

                                           By _______________________
                                              Name:
                                              Title:

                                           ING BANK N.V.

                                           By _______________________
                                              Name:
                                              Title:

                                           THE BANK OF NOVA SCOTIA

                                           By _______________________
                                              Name:
                                              Title:

                                           THE ROYAL BANK OF SCOTLAND PLC

                                           By _______________________
                                              Name:
                                              Title:

                                           BANK AUSTRIA CREDITANSTALT AG

                                           By _______________________
                                              Name:
                                              Title:

                                           KEYBANK NATIONAL ASSOCIATION

                                           By _______________________
                                              Name:
                                              Title:

                                           NATIONAL CITY BANK

                                           By _______________________
                                              Name:
                                              Title:

                                           PNC BANK, NATIONAL ASSOCIATION

                                           By _______________________
                                              Name:
                                              Title:

                                           SUMITOMO MITSUI BANKING CORPORATION

                                           By _______________________
                                              Name:
                                              Title:

                                           THE BANK OF NEW YORK

                                           By _______________________
                                              Name:
                                              Title:

                                                                      SCHEDULE I
                                                  YORK INTERNATIONAL CORPORATION
                                                      FIVE YEAR CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES




------------------------------------------------------------------------------------------------------------------------------------
Name of Initial Lender       Revolving Credit   Letter of Credit   Swing Line    Domestic Lending     Eurocurrency Lending
                             Commitment         Commitment         Commitment    Office               Office
------------------------------------------------------------------------------------------------------------------------------------
Bank Austria Creditanstalt   $20,000,000
AG
------------------------------------------------------------------------------------------------------------------------------------
The Bank of                  $60,000,000                                         BTM Information          BTM Information
Tokyo-Mitsubishi, Ltd.,                                                          Services, Inc.           Services, Inc.
New York Branch                                                                  c/o Bank of              c/o Bank of
                                                                                 Tokyo-Mitsubishi Trust   Tokyo-Mitsubishi
                                                                                 Company                  Trust Company
                                                                                 1251 Avenue of the       1251 Avenue of
                                                                                 Americas                 the Americas
                                                                                 12th Floor               12th Floor
                                                                                 New York, NY  10020      New York, NY  10020
                                                                                 Attn:  Rolando Uy        Attn:  Rolando Uy
                                                                                 T:  201 413-8570         T:  201 413-8570
                                                                                 F:  201 5213-2304        F:  201 5213-2304
------------------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.        $54,000,000                                         100 Federal Street        100 Federal Street
                                                                                 Mail Stop:                Mail Stop:  MA5-100-09-03
                                                                                 MA5-100-09-03             Boston, MA  02110
                                                                                 Boston, MA  02110         Attn:  Nancy A. Craddock
                                                                                 Attn:  Nancy A. Craddock  T:  617 434-8129
                                                                                 T:  617 434-8129          F:  617 434-0601
                                                                                 F:  617 434-0601
------------------------------------------------------------------------------------------------------------------------------------
The Bank of Nova
Scotia                       $40,000,000
------------------------------------------------------------------------------------------------------------------------------------
The Bank of New York         $20,000,000
------------------------------------------------------------------------------------------------------------------------------------
BNP Paribas                  $54,000,000                                         787 Seventh Avenue        787 Seventh Avenue
                                                                                 New York, NY  10019       New York, NY  10019
                                                                                 Attn:  Richard Pace       Attn:  Richard Pace
                                                                                 T:  212 841-3266          T:  212 841-3266
                                                                                 F:  212 841-2745          F:  212 841-2745
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Name of Initial Lender       Revolving Credit   Letter of Credit   Swing Line    Domestic Lending     Eurocurrency Lending
                             Commitment         Commitment         Commitment    Office               Office
------------------------------------------------------------------------------------------------------------------------------------

Citibank, N.A.               $72,000,000                                         Two Penns Way, Suite 200  Two Penns Way, Suite 200
                                                                                 New Castle, DE  19720     New Castle, DE  19720
                                                                                 Attn:  Bilal Aman         Attn:  Bilal Aman
                                                                                 T:  302 894-6013          T:  302 894-6013
                                                                                 F:  212 994-0961          F:  212 994-0961
------------------------------------------------------------------------------------------------------------------------------------
Danske Bank                  $40,000,000
------------------------------------------------------------------------------------------------------------------------------------
ING Bank, N.V.               $40,000,000
------------------------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank, N.A.    $72,000,000                                         270 Park Avenue, 4th      270 Park Avenue, 4th
                                                                                 Floor                     Floor
                                                                                 New York, NY  10017       New York, NY  10017
                                                                                 Attn:  Randolph Cates     Attn:  Randolph Cates
                                                                                 T:  212 270-8997          T:  212 270-8997
                                                                                 F:  212 270-6637          F:  212 270-6637
------------------------------------------------------------------------------------------------------------------------------------
KeyBank National             $20,000,000
Association
------------------------------------------------------------------------------------------------------------------------------------
National City Bank           $20,000,000
------------------------------------------------------------------------------------------------------------------------------------
Nordea Bank Finland plc      $54,000,000                                         437 Madison Avenue        437 Madison Avenue
                                                                                 New York, NY  10022       New York, NY  10022
                                                                                 Attn:  Jackie Ng (Loan    Attn:  Jackie Ng (Loan
                                                                                 Admin)                    Admin)
                                                                                 T:  212 318-9578          T:  212 318-9578
                                                                                 F:  212 750-9188          F:  212 750-9188
------------------------------------------------------------------------------------------------------------------------------------
PNC Bank, National           $20,000,000
Association
------------------------------------------------------------------------------------------------------------------------------------
The Royal Bank of Scotland   $40,000,000
Plc
------------------------------------------------------------------------------------------------------------------------------------
Sumitomo Mitsui Banking      $20,000,000
Corporation
------------------------------------------------------------------------------------------------------------------------------------
Wachovia Bank, National      $54,000,000                                         201 S. College Street     201 S. College Street
Association                                                                      Charlotte, NC  28288      Charlotte, NC  28288
                                                                                 Attn:  Sherry Richards    Attn:  Sherry Richards
                                                                                 T:  704 715-1459          T:  704 715-1459
                                                                                 F:  704 374-2802          F:  704 374-2802
------------------------------------------------------------------------------------------------------------------------------------
Total:                       $700,000,000      $200,000,000       $25,000,000
------------------------------------------------------------------------------------------------------------------------------------

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE




U.S.$_______________                              Dated:  _______________, 200_


          FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a __________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Five Year Credit Agreement dated as of June 30, 2005 among the Borrower, [York International Corporation,] the Lender and certain other lenders parties thereto, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance and each Swing Line Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest in respect of each Revolving Credit Advance and each Swing Line Advance (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at Two Penns Way, New Castle, Delaware 19720, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds. Each Revolving Credit Advance and each Swing Line Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances and Swing Line Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                           [NAME OF BORROWER]


                                           By_____________________________

                                             Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------------------------------------
                                                 AMOUNT OF
        DATE                AMOUNT OF         PRINCIPAL PAID      UNPAID PRINCIPAL         NOTATION
                             ADVANCE            OR PREPAID             BALANCE             MADE BY
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------


                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE




U.S.$_______________                             Dated:  _______________, 200_


          FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a __________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of __________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Five Year Credit Agreement dated as of June 30, 2005 among the Borrower, [York International Corporation,] the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on __________, 200_, the principal amount of [U.S.$__________] [for a Competitive Bid Advance in a Foreign Currency, list currency and amount of such Advance].

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

     Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

          Both principal and interest are payable in lawful money of __________ to Citibank, as agent, for the account of the Lender at the office of Citibank, at __________ in same day funds.

          This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                           [NAME OF BORROWER]


                                           By ________________________
                                             Title:

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720
                                                              [Date]

                  Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

          The undersigned, [Name of Borrower], refers to the Five Year Credit Agreement, dated as of June 30, 2005 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, [York International Corporation,] the certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 200_.

          (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

          (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $_______________][for a Revolving Credit Borrowing in a Committed Currency, list currency and amount of Revolving Credit Borrowing].

          [(iv) The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

              (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (ii) thereof)) and, in the case of any Revolving Credit Borrowing made to a Designated Subsidiary, in the Designation Agreement for such Designated Subsidiary, are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

              (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                            Very truly yours,

                                            [NAME OF BORROWER]


                                            By _______________________
                                               Title:

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720
                                                              [Date]

                  Attention: Bank Loan Syndications Department


Ladies and Gentlemen:

                   The undersigned, [Name of Borrower], refers to the Five Year Credit Agreement, dated as of June 30, 2005 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, [York International Corporation,] certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.04 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

         (A)      Date of Competitive Bid Borrowing   ________________________
         (B)      Amount of Competitive Bid Borrowing ________________________
         (C)      [Maturity Date] [Interest Period]   ________________________
         (D)      Interest Rate Basis                 ________________________
         (E)      Day Count Convention                ________________________
         (F)      Interest Payment Date(s)            ________________________
         (G)      Currency                            ________________________
         (H)      Borrower's Account Location         ________________________
         (I)      ___________________                 ________________________

              The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

              (a) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (ii) thereof)) are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

              (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

              (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

              (d) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Revolving Credit Commitments of the Lenders.



              The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.04(a)(v) of the Credit Agreement.

                                           Very truly yours,

                                           [NAME OF BORROWER]


                                           By __________________________
                                              Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Five Year Credit Agreement dated as of June 30, 2005 (as amended or modified from time to time, the "Credit Agreement") among York International Corporation, a Delaware corporation (the "Company"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes) together with participations in Letters of Credit held by the Assignor on the date hereof. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Borrower or the performance or observance by the Company or any other Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note, if any, held by the Assignor [and requests that the Agent exchange such Note for a new Revolving Credit Note payable to the order of [the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement[, respectively,] as specified on
Schedule 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.15 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

        Percentage interest assigned:                          _____%

        Assignee's Revolving Credit Commitment:                         $______

        Aggregate outstanding principal amount of Revolving Credit Advances
        assigned:                                                       $______

        Principal amount of Revolving Credit Note payable to Assignee:  $______

        Principal amount of Revolving Credit Note payable to Assignor:  $______

        Effective Date*:     _______________, 200_


                                         [NAME OF ASSIGNOR], as Assignor

                                         By____________________________
                                           Title:


                                         Dated:  _______________, 200_


                                         [NAME OF ASSIGNEE], as Assignee

                                          By___________________________
                                            Title:


                                          Dated:  _______________, 200_

                                          Domestic Lending Office:
                                                  [Address]

                                          Eurocurrency Lending Office:
                                                  [Address]

-----------------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]** this
__________ day of _______________, 200_

CITIBANK, N.A., as Agent

By __________________________________________
   Title:


[Approved this __________ day
of _______________, 200_

YORK INTERNATIONAL CORPORATION

By                                             ]*
    __________________________________________
   Title:








--------------------------------------
** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                                             EXHIBIT D - FORM OF
                                                              OPINION OF COUNSEL
                                                                FOR THE BORROWER


                                [Effective Date]

                                                             EXHIBIT E - FORM OF
                                                           DESIGNATION AGREEMENT


                                     [DATE]


To each of the Lenders
  parties to the Credit Agreement
  (as defined below) and to Citibank, N.A., as Agent for such Lenders

Ladies and Gentlemen:

          Reference is made to the Five Year Credit Agreement dated as of June 30, 2005 (as amended or modified from time to time, the "Credit Agreement") among York International Corporation, a Delaware corporation (the "Company"), the Lenders (as defined in the Credit Agreement), and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

          Please be advised that the Company hereby designates its undersigned Subsidiary, ____________ ("Designated Subsidiary"), as a "Designated Subsidiary" under and for all purposes of the Credit Agreement.

          The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

          (a) The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of ______________________.

          (b) The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Loan Documents are within the Designated Subsidiary's corporate or other powers, have been duly authorized by all necessary corporate or other action and do not contravene (i) the Designated Subsidiary's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Designated Subsidiary.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Agreement or the Loan Documents, except for those authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

          (d) The Designation Agreement and the Revolving Credit Notes delivered by it have been duly executed and delivered on behalf of the Designated Subsidiary. This Designation Agreement is, and each of the other Loan Documents when delivered will be, the legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

          (e) There is no pending or, to the knowledge of the Designated Subsidiary, threatened action, suit, investigation or proceeding, including, without limitation, any Environmental Action, affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Designation Agreement, the Credit Agreement or any Note of the Designated Subsidiary.

          The Designated Subsidiary hereby agrees that service of process in any action or proceeding brought in any New York State court or in federal court may be made upon the Company at its offices at 631 South Richland Avenue, York, Pennsylvania 17403, Attention: Treasurer (the "Process Agent") and the Designated Subsidiary hereby irrevocably appoints the Process Agent to give any notice of any such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

          The Company hereby accepts such appointment as Process Agent and agrees with you that (i) the Company will maintain an office in York, Pennsylvania through the Termination Date and will give the Agent prompt notice of any change of address of the Company, (ii) the Company will perform its duties as Process Agent to receive on behalf of the Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or federal court sitting in New York City arising out of or relating to the Credit Agreement and (iii) the Company will forward forthwith to the Designated Subsidiary at its address at ___________________ or, if different, its then current address, copies of any summons, complaint and other process which the Company received in connection with its appointment as Process Agent.

          This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                         Very truly yours,

                                         YORK INTERNATIONAL CORPORATION

                                         By _________________________
                                                Name:
                                                Title:

                                         [THE DESIGNATED SUBSIDIARY]

                                         By__________________________
                                                Name:
                                                Title:

                                                                  EXECUTION COPY






                               U.S. $700,000,000


                           FIVE YEAR CREDIT AGREEMENT

                           Dated as of June 30, 2005

                                     Among

                         YORK INTERNATIONAL CORPORATION
                                  as Borrower
                                  -----------

                                      and

                        THE INITIAL LENDERS NAMED HEREIN
                               as Initial Lenders
                               ------------------

                                      and

                                 CITIBANK, N.A.
                            as Administrative Agent
                            -----------------------

                                      and

                           JPMORGAN CHASE BANK, N.A.
                              as Syndication Agent
                              --------------------

                                      and

                      THE BANK OF TOKYO-MITSUBISHI, LTD.,
                             BANK OF AMERICA, N.A.
                                  BNP PARIBAS
                            NORDEA BANK FINLAND PLC
                                      and
                      WACHOVIA BANK, NATIONAL ASSOCIATION
                            as Documentation Agents
                            -----------------------

                                      and

                         CITIGROUP GLOBAL MARKETS INC.
                                      and
                          J.P. MORGAN SECURITIES INC.
                 as Joint Lead Arrangers and Joint Bookrunners
                 ---------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I

        SECTION 1.01.  Certain Defined Terms                                                 1

        SECTION 1.02.  Computation of Time Periods                                          14

        SECTION 1.03.  Accounting Terms                                                     14

ARTICLE II

        SECTION 2.01.  The Advances and Letters of Credit                                   14

        SECTION 2.02.  Making the Advances                                                  15

        SECTION 2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit   17

        SECTION 2.04.  The Competitive Bid Advances                                         18

        SECTION 2.05.  Fees                                                                 22

        SECTION 2.06.  Termination or Reduction of the Commitments                          22

        SECTION 2.07.  Repayment of Advances and Letter of Credit Drawings                  22

        SECTION 2.08.  Interest on Revolving Credit Advances                                23

        SECTION 2.09.  Interest Rate Determination                                          24

        SECTION 2.10.  Optional Conversion of Revolving Credit Advances                     25

        SECTION 2.11.  Prepayments of Revolving Credit Advances and Swing Line Advances     25

        SECTION 2.12.  Increased Costs                                                      26

        SECTION 2.13.  Illegality                                                           27

        SECTION 2.14.  Payments and Computations                                            27

        SECTION 2.15.  Taxes                                                                28

        SECTION 2.16.  Sharing of Payments, Etc.                                            29

        SECTION 2.17.  Evidence of Debt                                                     30

        SECTION 2.18.  Use of Proceeds                                                      30

ARTICLE III

        SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and 2.04      30

        SECTION 3.02.  Initial Advance to Each Designated Subsidiary                        32

        SECTION 3.03.  Conditions Precedent to Each Revolving Credit Borrowing,
                       each Swing Line Borrowing and Each Issuance.                         33

        SECTION 3.04.  Conditions Precedent to Each Competitive Bid Borrowing               33

        SECTION 3.05.  Determinations Under Sections 3.01 and 3.02                          34

ARTICLE IV

        SECTION 4.01.  Representations and Warranties of the Company                        34

ARTICLE V

        SECTION 5.01.  Affirmative Covenants                                                35

        SECTION 5.02.  Negative Covenants                                                   37

        SECTION 5.03.  Financial Covenants                                                  38

ARTICLE VI

        SECTION 6.01.  Events of Default                                                    38

        SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default             40

ARTICLE VII

        SECTION 7.01.  Unconditional Guaranty                                               41

        SECTION 7.02.  Guaranty Absolute                                                    41

        SECTION 7.03.  Waivers and Acknowledgments                                          42

        SECTION 7.04.  Subrogation                                                          42

        SECTION 7.05.  Subordination                                                        43

        SECTION 7.06.  Continuing Guaranty; Assignments                                     43

ARTICLE VIII

        SECTION 8.01.  Authorization and Action                                             44

        SECTION 8.02.  Agent's Reliance, Etc.                                               44

        SECTION 8.03.  Citibank and Affiliates                                              44

        SECTION 8.04.  Lender Credit Decision                                               44

        SECTION 8.05.  Indemnification                                                      45

        SECTION 8.06.  Successor Agent                                                      45

        SECTION 8.07.  Sub-Agent                                                            45

        SECTION 8.08.  Other Agents.                                                        46

ARTICLE IX

        SECTION 9.01.  Amendments, Etc.                                                     46

        SECTION 9.02.  Notices, Etc.                                                        46

        SECTION 9.03.  No Waiver; Remedies                                                  47

        SECTION 9.04.  Costs and Expenses                                                   47

        SECTION 9.05.  Right of Set-off                                                     48

        SECTION 9.06.  Binding Effect                                                       48

        SECTION 9.07.  Assignments and Participations                                       48

        SECTION 9.08.  Confidentiality                                                      50

        SECTION 9.09.  Designated Subsidiaries                                              51

        SECTION 9.10.  Governing Law                                                        51

        SECTION 9.11.  Execution in Counterparts                                            51

        SECTION 9.12.  Judgment                                                             51

        SECTION 9.13.  Jurisdiction, Etc.                                                   51

        SECTION 9.14.  Substitution of Currency                                             52

        SECTION 9.15.  No Liability of the Issuing Banks                                    52

        SECTION 9.16.  Patriot Act Notice                                                   52

        SECTION 9.17.  Power of Attorney                                                    53

        SECTION 9.18.  Waiver of Jury Trial                                                  1

Schedules
---------

Schedule I - List of Applicable Lending Offices

Schedule 2.01(b) - Existing Letters of Credit

Schedule 5.02(a) - Existing Liens

Exhibits
--------

Exhibit A-1   -   Form of Revolving Credit Note

Exhibit A-2   -   Form of Competitive Bid Note

Exhibit B-1   -   Form of Notice of Revolving Credit Borrowing

Exhibit B-2   -   Form of Notice of Competitive Bid Borrowing

Exhibit C     -   Form of Assignment and Acceptance

Exhibit D     -   Form of Opinion of Counsel for the Company

Exhibit E     -   Form of Designation Agreement